EXHIBIT A

                  INVESTMENT MANAGEMENT AGREEMENT


     AGREEMENT dated as of October 6, 1992, between CANANDAIGUA NATIONAL COLLECTIVE INVESTMENT FUND FOR QUALIFIED TRUSTS (the "Trust") and THE CANANDAIGUA NATIONAL BANK AND TRUST COMPANY, as trustee of the Trust ("Canandaigua National" or the "Trustee").

     WHEREAS, the Trust has been established to provide a satisfactory diversification of investments for various Qualified Trusts established under trust instruments with Canandaigua National as trustee and maintained in conformity with Section 401(a) or 408(a) of the Internal Revenue Code;

     WHEREAS, the Trust will be registered with the Securities and Exchange
Commission  as  an  open-end  diversified  investment  company  under   the
Investment Company Act;

     WHEREAS, the Supervisory Committee of the Trust desires Canandaigua National as Trustee of the Trust, to manage the investment of the assets of the Trust, to make available to certain Qualified Trusts the Units of the Trust, and to render all other fiduciary services to the Trust, and the Trustee is willing to render such services; and

     WHEREAS, the Trustee of the Trust, in order to comply with the requirements of the Investment Company act, has assigned responsibility for these fiduciary services among its divisions and is entering into this Agreement, subject to the approval of the Supervisory Committee and the Participating Trusts, to provide for these services;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:


                             SECTION 1
                            DEFINITIONS


     Unless otherwise defined in this Agreement, capitalized terms used in this Agreement will have the meanings attributed to them in the Declaration of Trust, dated September 9, 1992, establishing the Trust (the "Declaration of Trust").





                             SECTION 2
                   INVESTMENT ADVISORY SERVICES


     (a) AGREEMENT TO ACT AS INVESTMENT ADVISOR. Subject to the direction of the Supervisory Committee, the Trustee will manage the investment and reinvestment of the assets of the Trust as follows:

            (i) The Trustee will maintain a continuous investment program for the Trust, not inconsistent with the investment objectives and policies of the Trust as set forth in the Registration Statement of the Trust on Form N-1A filed with the Securities and Exchange Commission relating to the Units, as from time to time amended (the "Registration Statement").

            (ii) The Trustee, in the performance of its duties and obligations under this Section 2, will act in conformity with the Declaration of Trust, with the policies of the Trust as set forth in the Registration Statement and with the instructions and directions of the Supervisory Committee and will comply with the requirements of the federal and state laws including, without limitation, the applicable regulations and rulings of the United States Comptroller of the Currency relating to fiduciary powers of national banks.

            (iii) The Trustee will determine the securities to be purchased or sold by the Trust and will place orders pursuant to its determinations either directly with the issuer or with any broker or dealer who deals in the securities in which the Trust is active. In placing orders with brokers or dealers the Trustee will have the objective of obtaining a combination of the most favorable commission and the best price obtainable on each transaction, taking into consideration the quality of execution. The Trustee will also consider in the allocation of investment transactions the research and investment information provided by brokers and dealers. The Trustee will determine what portion of each Investment Fund should be invested in securities described by the policies of such Investment Fund and what portion, if any, should be held uninvested.

     On occasions when the Trustee deems the purchase or sale of a security to be in the best interest of the Trust as well as other customers, the Trustee, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Trustee in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

            (iv) The Trustee will maintain books and records with respect to the Trust's securities transactions and will render to the Supervisory Committee such periodic and special reports as the Supervisory Committee may reasonably request.

            (v) The investment management services of the Trustee to the Trust under this Agreement are not to be deemed exclusive, and the Trustee will be free to render similar services to others.

            (vi) The Trustee may have deposit, loan and other commercial banking relationships with issuers of securities purchased by the Trust, including outstanding loans to such issuers which may be repaid in whole or in part with proceeds of securities purchased by the Trust. However, the Trustee will not purchase securities in registered or unregistered offerings where the Trustee knows, or should know, that the proceeds of the offering will be used to repay loans from the Trustee.

            (vii)  The  Trust  will  have  the  benefit  of  the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy now generally available to investment advisory customers of the Trustee. It is understood that the Trustee will not use any inside information pertinent to investment decisions undertaken in connection with this Agreement that may be in its possession or in the possession of any of its affiliates, nor will the Trustee seek to obtain any such information.

     (b) AVOIDANCE OF INCONSISTENT POSITIONS. In connection with purchases or sales of securities for the Trust, neither the Trustee nor any of its directors, officers or employees will act as a principal or agent or receive any commissions. If the Trustee is called upon to give advice to a customer concerning the Trust, it may act as investment adviser for such customer, provided that it discloses its position with respect to the Trust to such customer.

     (c)  STANDARD OF CARE

            (i) The Trustee shall invest the assets of the Trust in the manner provided herein and shall have no duty or responsibility with respect to the diversification of the assets of the Trust, except with respect to the diversification of the assets of the Trust as contemplated by the Registration Statement.

            (ii) The Trustee will be under no liability or obligation to anyone with respect to any failure on the part of the Supervisory Committee to perform any of its obligations under the Declaration of Trust or any agreement affecting the Trust or under the terms of this Agreement or for any error or omission whatsoever on the part of the Supervisory Committee.


                             SECTION 3
                       AVAILABILITY OF UNITS


     (a) AGREEMENT TO MAKE UNITS AVAILABLE. The Trustee agrees to inform persons or entities who may establish Qualified Trusts with it of the availability of the Units as an investment option for funds deposited in Qualified Trusts. The Units will be made available upon the terms and at the current offering prices described in the Registration Statement.

     (b)  COMPLIANCE WITH  LAWS.   In  performing  its  duties  under  this
Section 3, the Trustee will act in conformity with the Declaration of Trust, with the policies of the Trust as set forth in the Registration Statement and with the instructions and directions of the Supervisory Committee and will comply with the requirements of the Investment Company Act and all other applicable federal and state laws and regulations.


                             SECTION 4
                          OTHER SERVICES


     (a) BOOKS, RECORDS AND ACCOUNTS. The Trustee will maintain proper books of account and complete records of all transactions of each Investment Fund of the trust in accordance with the Investment Company Act and with generally accepted accounting principles and will render statements or copies thereof from time to time as requested by the Supervisory Committee or as may otherwise be required by law. The Trustee will calculate the net asset value of the Investment Funds in accordance with the terms of the Declaration of Trust and the methods and policies adopted by the Supervisory Committee and will assist in the preparation and distribution of communications to the Participating Trusts and in all audits of the Trust.

     (b) OFFICE FACILITIES, PERSONNEL, SERVICES, ETC. The Trustee at its own expense, will furnish to the Trust such personnel, office space and facilities as may be necessary in the conduct of its business, including light, heat, telephone service, office equipment and stenographic services in connection with the operation of such office, and shall make available and shall provide personnel to the Trust to serve without compensation as officers of the Trust and as members of the Supervisory Committee.


                             SECTION 5
                             EXPENSES


     (a) INVESTMENT ADVISORY EXPENSES. During the term of this Agreement, the Trustee will pay all expenses incurred by it in connection with its activities under Section 2 of this Agreement other than the cost of, and taxes and brokerage commissions with respect to, securities purchased for the Trust.

     (b) OTHER EXPENSES. Except for expenses to be paid by the Trustee as set forth in Sections 4(b) and 5(a), the Trustee shall be reimbursed by the Trust for all expenses incurred by it pursuant to Sections 2 and 4 of this Agreement on behalf of the Trust, including, but not limited to, fees and expenses of members of the Supervisory Committee who are not affiliated with Canandaigua National; interest charges; taxes; brokerage commissions; expenses of valuing assets; expenses of issue, withdrawal and exchange of the Units; fees and disbursements of independent accountants and legal counsel; expenses of preparing, printing and mailing prospectuses, reports, proxies, notices and statements sent to Participating Trusts; expenses of meetings of Participating Trusts; association membership dues; and insurance premiums. The Trust shall also be liable for nonrecurring expenses, including litigation to which the Trust is a party.


                             SECTION 6
                    COMPENSATION OF THE TRUSTEE


     (a) COMPENSATION FOR SERVICES. For all services to be rendered by the Trustee pursuant to Sections 2 and 4 of this Agreement, the Trust shall, with respect to each Investment Fund of the Trust, pay to the Trustee as full compensation the fee set forth in the schedule attached hereto relating to such Investment Fund.

     (b) REIMBURSEMENT OBLIGATION. The Trustee shall reimburse the Trust out of the compensation received pursuant to Section 6(a) hereof for the amount, if any, by which the expenses of the Trust, including payments made to the Trustee hereunder, exceed the lower of (i) 1.5% of the average daily value of the Trust's net assets during such year and (ii) the most restrictive expense limitation applicable to the Trust imposed by any jurisdiction in which Units are offered for sale. Such reimbursement shall be made by the Trustee promptly upon demand by the Trust.


                             SECTION 7
                           MISCELLANEOUS


     (a) DURATION AND TERMINATION. This Agreement shall become effective as to each Investment Fund immediately upon (i) approval by a Majority of the outstanding Units of such Investment Fund and by a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act, cast in person at a meeting of the Supervisory Committee called for the purpose of voting on this Agreement, and (ii) the subsequent execution by both Canandaigua National and the Trust. This
Agreement shall remain in effect for two (2) years after the date it becomes effective, and from year to year thereafter, but only so long as such continuance is approved at least annually either by the vote of a majority of the members of the Supervisory Committee, including specific approval by a majority of such persons who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act, or by the vote of a Majority of the outstanding Units of each Investment Fund. This Agreement may be terminated on 60 days' prior written notice, as to any Investment Fund at any time without the payment of any penalty, by the vote of a majority of the members of the Supervisory Committee, by the vote of a Majority of the outstanding Units of such Investment Fund, or by the Trustee. This Agreement shall automatically and immediately terminate in the event of the assignment of the Agreement, or of only Section 2 hereof, within the meaning of Section 15(a)(4) of the Investment Company Act.

     (b) AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated as to any Investment Fund orally, but only by an instrument in writing signed by the Trust and Canandaigua National, and no amendment of this Agreement shall be effective until approved by the vote of a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act, cast in person at a meeting called for the purpose of voting on such amendment, and, if required by the Investment Company Act, the vote of a Majority of the outstanding Units of each Investment Fund.

     (c) QUARTERLY REPORTS. The Trustee will prepare and furnish to the Supervisory Committee, at least quarterly, written reports setting forth
(i) the amounts paid by the Trust and on behalf of the Trust at the Trust's expense pursuant to this Agreement or any agreement related to this Agreement, and (ii) the purposes for which such expenditures were made.

     (d)  GOVERNING  LAW.   This  Agreement  shall  be   governed  by,  and
construed by, and construed in accordance with, the laws of the State of New York.



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     IN  WITNESS  WHEREOF,  Canandaigua  National and the Trust have caused this Agreement to be executed as of the day and year first above written.


                                THE CANANDAIGUA NATIONAL BANK
                                    BANK AND TRUST COMPANY
                              By: /S/ GEORGE W. HAMLIN, IV
                                 Name:  George W. Hamlin, IV
                                 Title: President, Chief Executive Officer
                                        and Trust Officer


                               CANANDAIGUA NATIONAL COLLECTIVE
                                INVESTMENT FUND FOR QUALIFIED
                                            TRUSTS

                              By: The Canandaigua National Bank and
                                    Trust Company, Trustee


                              By: /S/ ROBERT J. CRAUGH
                                 Name:  Robert J. Craugh
                                 Title: Chairman, Supervisory Committee



NOTE: THIS AGREEMENT HAS BEEN ENTERED INTO BY THE CANANDAIGUA NATIONAL BANK
      AND TRUST COMPANY ON BEHALF OF THE CANANDAIGUA NATIONAL COLLECTIVE INVESTMENT FUND FOR QUALIFIED TRUSTS. AS PROVIDED FOR IN THE DECLARATION OF TRUST CREATING SUCH TRUST, ANY OBLIGATIONS OR LIABILITIES CREATED UNDER THIS AGREEMENT BIND ONLY THE TRUST ESTATE. NONE OF THE OBLIGATIONS CREATED HEREUNDER ARE PERSONALLY BINDING UPON, NOR SHALL RESORT BE HAD TO, NOR RECOURSE OR SATISFACTION SOUGHT FROM, THE PROPERTY OF ANY OF THE TRUSTEE, THE UNITHOLDERS OR THE EMPLOYEES OR AGENTS OF THE TRUSTEE, WHETHER THE CLAIM GIVING RISE TO A CLAIM AGAINST THE PROPERTY OF ANY OF THE TRUSTEE, THE UNITHOLDERS, OR THE EMPLOYEES OR AGENTS OF THE TRUSTEE IS BASED ON CONTRACT, TORT OR OTHERWISE.


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
                       COMPENSATION SCHEDULE


          CANANDAIGUA NATIONAL COLLECTIVE INVESTMENT FUND
                       FOR QUALIFIED TRUSTS




Investment Funds:  Bond Portfolio; Stock Portfolio


Compensation terms expressed as annual rate:

          1.00%  on the average daily total net assets  of  the  Investment
Fund;


Total net assets shall be determined as of the close of business on each day that total net assets are determined pursuant to the Declaration of Trust and on any day for which total net assets are not determined, the most recent preceding total net asset valuation available shall be used. Payment shall be made to the Trustee on the last day of each month on which the Trustee is open for business.




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